Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
As independent registered, public accountants, we hereby consent to the incorporation by reference of our report dated July 20, 2010, relating to the consolidated financial statements of Ameresco, Inc. and Subsidiaries as of and for the two years ended December 31, 2009, into this Registration Statement on Form S-8.

/s/ Caturano and Company, Inc.

Caturano and Company, Inc. (formerly Caturano and Company, P.C.)
Boston, Massachusetts
May 25, 2011